UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Purchase and Sale Agreement
Agreement
Commitment Letter
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     Trizec Properties, Inc. (“TRZ”) and Trizec Holdings Operating LLC, a Delaware limited liability company and a wholly-owned subsidiary of TRZ through which TRZ conducts substantially all of its business and owns substantially all of its assets (the “Operating Company” and, together with TRZ, “Trizec”) have agreed to acquire primarily for cash a portfolio of 13 office properties, totaling 4.1 million square feet and several undeveloped land parcels located primarily in West Los Angeles and San Diego (the “Portfolio”) currently owned by Arden Realty Inc. (“Arden”) through its subsidiary operating partnership, Arden Realty Limited Partnership (“Arden OP”). The land parcels that make up a part of the Portfolio are located at the Howard Hughes Center and can accommodate the development of up to 490,000 square feet of office space and 600 residential units. The acquisition of the Portfolio is occurring in conjunction with the acquisition of Arden by General Electric Capital Corporation (“GECC”) and is being effected pursuant to (i) a purchase and sale agreement, dated December 19, 2005, by and between the Operating Company and GECC, as amended by the First Amendment to Purchase and Sale Agreement, dated as of December 21, 2005, by and between GECC and the Operating Company (as amended, the “Purchase and Sale Agreement”) and (ii) an agreement and plan of merger (the “Merger Agreement” and, together with the Purchase and Sale Agreement, the “Agreements”), dated as of December 21, 2005, by and among Trizec, the Operating Company, Arden, Arden OP and GECC and certain of its subsidiaries. Trizec is paying aggregate consideration of approximately $1.63 billion for the Portfolio, which is expected to consist of the issuance of up to $75 million of common shares of membership interest in the Operating Company (the “Units”) to eligible partners in Arden OP, the assumption of certain mortgage debt and the remainder in cash (the “Portfolio Acquisition”). The Units will be issued to certain eligible partners in Arden OP in exchange for their contribution of interests in one or more of the properties in the Portfolio (the “Redemption Properties”). In connection with the issuance of the Units, Trizec will enter into an agreement pursuant to which Trizec will agree, among other things, to limit its ability to sell the Redemption Properties, or any interest in the entities that own the Redemption Properties, for a period of 10 years from the date of acquisition.
     Following the consummation of the Portfolio Acquisition and GECC’s acquisition of Arden (the “Merger Transaction” and, together with the Portfolio Acquisition, the “Arden Transactions”), Trizec will own, directly or indirectly, 100% of the Portfolio, and GECC or its affiliates will own or control the surviving entity or entities which shall succeed to the ownership of the remaining properties owned by Arden through Arden OP.
     The closing of the Portfolio Acquisition is expected to occur immediately prior to the Merger Transaction, which is expected to occur late in the first quarter of 2006, but in any event by the end of the second quarter of 2006. However, if the Merger Transaction is not consummated on or before June 30, 2006 (the “Expiration Date”), Arden and GECC have the right to terminate the Merger Agreement. The Purchase and Sale Agreement automatically terminates on such date if the Portfolio Acquisition has not yet been consummated. The Merger Transaction is subject to approval by Arden’s common stockholders and certain other customary conditions, including (i) the absence of any injunction, law or order prohibiting the closing, (ii) subject to certain exceptions, the continued accuracy in all material respects of the representations and warranties of the other parties and (iii)

material compliance of the other parties with their covenants. In addition, each of Trizec’s and GECC’s obligation to consummate the Arden Transactions is conditioned upon there not having been, since the execution of the Merger Agreement, any event, change or occurrence that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect with respect to the business, assets, properties, financial condition or results of operations of Arden and its subsidiaries (an “Arden Material Adverse Effect”). The Portfolio Acquisition is also effectively conditioned upon the consummation of the Merger Transaction. There can be no assurance that the conditions will be met or that the Arden Transactions will be consummated.
     In the event of the termination of the Merger Agreement, GECC is entitled, under certain circumstances, to recover from Arden a termination fee in the amount of $100 million or the reimbursement of its expenses up to $10 million. The Purchase and Sale Agreement provides that, in the event that GECC receives the termination fee or its expenses or GECC or any subsidiary thereof receives payment of any damages or other compensation as a result of a breach by Arden under the Merger Agreement, and provided the Operating Company is not in default under the Purchase and Sale Agreement, the Operating Company will receive an amount equal to the lesser of (i) 25% of any payments so received by GECC and its subsidiaries or (ii) all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors, and investment bankers, incurred by the Operating Company and its affiliates in connection with entering into the Agreements and the carrying out of any and all acts contemplated thereunder up to an aggregate maximum amount under clause (ii) of $25 million. In addition, if the Portfolio Acquisition is not consummated due to GECC’s default under the Merger Agreement, the Operating Company is entitled to be reimbursed by GECC for its actual expenses incurred up to a maximum of $5,000,000.
     The Purchase and Sale Agreement also provides that, in the event the sale of the Portfolio is not consummated due to the Operating Company’s default, and provided GECC is not in default under the Purchase and Sale Agreement, the Operating Company shall pay GECC liquidated damages of $150 million. GECC’s liability under the Purchase and Sale Agreement is limited to a maximum of $150 million. In the event the closing of the Merger Transaction occurs but the sale of the Portfolio is not consummated due to GECC’s default under the Purchase and Sale Agreement, and provided the Operating Company is not in default thereunder, the Operating Company shall be entitled to either institute an action for damages against GECC up to a maximum of $150 million plus reimbursement of certain costs and expenses, or institute an action for specific performance of the obligation to consummate the Portfolio Acquisition.
     To finance the Portfolio Acquisition, Trizec entered into a commitment letter, dated December 21, 2005, with Deutsche Bank Securities Inc. (“DBSI”) and Deutsche Bank Trust Company Americas (“DBTCA” and, together with DBSI, “DB”), pursuant to which DBTCA has agreed to (i) provide a senior secured interim term loan facility, pursuant to which one or more direct or indirect wholly owned subsidiaries of Trizec (collectively, the “Borrower”) may borrow up to $1.475 billion (the “Interim Facility”) and (ii) request an amendment to or replace Trizec’s existing $750 million revolving credit facility (the “Existing Revolving Credit Facility” and, together with the

Interim Facility, the “Facilities”) to reflect changes necessary to permit the incurrence of the debt under the Interim Facility. The Interim Facility has a term of 12 months, with two 6-month extension options.
     The Commitment Letter, which provides that the commitment and all other obligations of DB with respect to the Facilities are subject to the satisfaction of customary conditions to closing, including the satisfaction of all conditions to closing in the Purchase and Sale Agreement, and the absence of an Arden Material Adverse Effect, will terminate on the earliest of, among other things, (i) the date the Facilities become effective and the Arden Transactions have been consummated, (ii) the date of the termination of the Purchase and Sale Agreement and the Merger Agreement and (iii) the Expiration Date.
     The foregoing summaries of the Purchase and Sale Agreement, the Merger Agreement and the Commitment Letter are qualified in their entirety by the full terms and conditions of the Purchase and Sale Agreement, the Merger Agreement and the Commitment Letter, copies of which have been filed as Exhibits 2.1, 2.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     A copy of the press release announcing the Arden Transactions is furnished as Exhibit 99.1 hereto.
     The information included in this Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated December 19, 2005, by and between Trizec Holdings Operating LLC and General Electric Capital Corporation, as amended by the First Amendment to Purchase and Sale Agreement, dated as of December 21, 2005, by and between GECC and the Operating Company.

Exhibit Number	Description

2.2	Agreement and Plan of Merger, dated as of December 21, 2005, by and among Arden Realty, Inc., Arden Realty Limited Partnership, General Electric Capital Corporation, Atlas Merger Sub, Inc., Atlas Partnership Merger Sub, Inc., Trizec Properties, Inc. and Trizec Holdings Operating LLC.

10.1	Commitment Letter, dated December 21, 2005, by and between Trizec Properties, Inc., Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas.

99.1	Trizec Properties, Inc. Press Release, dated December 22, 2005, regarding the Arden Transactions

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.

Date: December 22, 2005	By:	/s/ Timothy H. Callahan

Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Purchase and Sale Agreement, dated December 19, 2005, by and between Trizec Holdings Operating LLC and General Electric Capital Corporation, as amended by the First Amendment to Purchase and Sale Agreement, dated as of December 21, 2005, by and between GECC and the Operating Company.

2.2	Agreement and Plan of Merger, dated as of December 21, 2005, by and among Arden Realty, Inc., Arden Realty Limited Partnership, General Electric Capital Corporation, Atlas Merger Sub, Inc., Atlas Partnership Merger Sub, Inc., Trizec Properties, Inc. and Trizec Holdings Operating LLC.

10.1	Commitment Letter, dated December 21, 2005, by and between Trizec Properties, Inc., Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas.

99.1	Trizec Properties, Inc. Press Release, dated December 22, 2005, regarding the Arden Transactions.